SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 13, 2012

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta Georgia,	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 – Submission of Matters to a Vote of Security Holders.

Perma-Fix Environmental Services, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Meeting”) in Atlanta, Georgia on September 13, 2012.  At the Meeting, stockholders: (1) reelected the six directors to serve until the next Annual Meeting of Stockholders of the Company or until their respective successors are duly elected and qualified; (2) ratified the appointment of BDO USA, LLP, as the independent registered public accounting firm for the Company’s 2012 fiscal year; (3) approved, by non-binding advisory vote, the 2011 compensation of our named executive officers; and (4) approved the Second Amendment to the Company’s 2003 Outside Directors Stock Plan, which increases the number of shares of the Company’s common Stock reserved for issuance under the Plan from 2 million to 3 million.  As of the record date for the Meeting, 56,140,017 shares of the Common Stock were outstanding, each entitled to one vote per share.

The results of the stockholder vote on the election of the directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Dr. Louis F. Centofanti	19,883,726	9,518,436	13,825,134
Jack Lahav	28,029,753	1,372,409	13,825,134
Joe Reeder	28,040,153	1,362,009	13,825,134
Larry M. Shelton	28,040,153	1,362,009	13,825,134
Dr. Charles E. Young	28,051,255	1,350,907	13,825,134
Mark A. Zwecker	28,058,753	1,343,409	13,825,134

The results ratifying the appointment of BDO Seidman, LLP, as the independent registered public accounting firm for the Company’s 2012 fiscal year, were as follows.

Votes For	Votes Against	Votes Abstained
42,193,968	834,437	198,891

The results approving, by non-binding advisory vote, the 2011 compensation of our named executive officer were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
27,967,378	1,121,711	313,073	13,825,134

The results approving the Second Amendment to the 2003 Outside Directors Stock Plan were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,908,424	3,163,452	330,286	13,825,134

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 18, 2012

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

	By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer

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